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                                                                   EXHIBIT 10.60



                                                                           FINAL

                        Wellspring Capital Management LLC
                           620 Fifth Avenue, Suite 216
                          New York, New York 10020-1579

                               Krysiak Navab & Co.
                         c/o Cadigan Investment Partners
                          712 Fifth Avenue, 45th Floor
                            New York, New York 10019

                                                               FEBRUARY 11, 2002


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                           SERVICES AND FEE AGREEMENT

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American Coin Merchandising, Inc.
5660 Central Avenue
Boulder, Colorado  80301

Gentlemen:

         This is to confirm the understanding among Wellspring Capital Management LLC and its respective affiliates, successors and assigns ("WELLSPRING"), Knightsbridge Holdings, LLC d/b/a Krysiak Navab & Co. and its respective affiliates, successors and assigns ("KNIGHTSBRIDGE" and, together with Wellspring, the "CONSULTANTS") and American Coin Merchandising, Inc. (the "COMPANY") with respect to the performance by the Consultants of certain services in connection with the Company and its direct and indirect subsidiaries.

         1. Services. Each Consultant will perform ongoing consulting services for the Company in the areas of business planning and budgeting, financial planning, assistance, acquisitions and other business combinations, personnel and other matters relating to the day-to-day business and operations of the Company and/or any of its affiliated companies.

         2. Annual Fees.

                  (a) In consideration of the services to be performed by the Consultants, the Company, subject to the further provisions of this Section 2 and to the terms of the Credit Agreement (as hereinafter defined) and the Purchase Agreement (as hereinafter defined), shall pay to the Consultants, and/or to such other persons or entities as each of the


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Consultants shall designate in writing with respect to its allocable portion, an aggregate annual consulting fee equal to $400,000, payable in arrears in equal monthly installments. Such annual consulting fee shall be allocated 66 2/3% to Wellspring and 33 1/3% to Knightsbridge.

                  (b) If at any time the terms of either:

                           (i) the Credit Agreement dated the date hereof by and
among the Company, Madison Capital Funding LLC and certain other parties (as amended, supplemented, refinanced or replaced from time to time, the "CREDIT AGREEMENT"); or

                           (ii) the Purchase Agreement dated the date hereof by
and among the Company, the Guarantors named therein, and Audax Mezzanine Fund, L.P. and the other Purchasers named therein (the "PURCHASE AGREEMENT");

do not permit the entire payment of any amount of the fees provided in Section 2(a) hereof, then the Company shall not thereafter make any such prohibited payment of such fees except as provided below. In the event and to the extent that any portion of such fees is not permitted to be paid pursuant to either or both such agreements, then (i) the portion of such fees which is permitted to be paid pursuant to such agreements shall be payable to the Consultants and, if applicable, their written designees, pursuant to the allocations described in
Section 2(a) hereof and (ii) the portion of such fees which is prohibited to be paid shall be deferred but shall continue to accrue (the aggregate amount of such fees deferred, the "ACCRUED FEES") and, subject to Section 2(c) below, such Accrued Fees shall, when permitted, be paid without interest pro rata to the Consultants and, if applicable, their written designees, pursuant to the allocations described in Section 2(a). The parties to the Credit Agreement that are financial institutions and the Purchasers (as defined in the Purchase Agreement) shall be third party beneficiaries of the Company's covenant under this Section 2(b) and shall be entitled to enforce the terms of this Section 2(b) against the Company. The Company hereby agrees that, without the consent of both Wellspring and Knightsbridge, it will not consent to any amendment of the Credit Agreement or the Purchase Agreement to the extent that such amendment deals directly and specifically with a reduction in the payment of fees under this Agreement if such amendment would treat Knightsbridge and Wellspring differently; provided, that any change affecting Wellspring and Knightsbridge in the Relevant Proportion (as defined below) will not be deemed to be treating them differently.

                  (c) In the event of any bankruptcy or insolvency of the Company that occurs prior to the payment of any Accrued Fees pursuant to Section 2(b) above, each Consultant's and, if applicable, each designee's right to receive such Accrued Fees shall be subordinated to the prior indefeasible payment in full in cash of (i) all amounts due and owing under the Loan Documents (as defined in the Credit Agreement) and (ii) all amounts due and owing in respect of the Notes issued pursuant to the Purchase Agreement (including all Notes issued in payment of pay-in-kind interest pursuant to the Notes), together with all interest and other amounts payable with respect thereto.

                  (d) Notwithstanding the foregoing, provided that such deferrals affect the Consultants in the same proportion described in the last sentence of Section 2(a) above (the "RELEVANT PROPORTION"), the Company may, with the consent of Wellspring, on one or more


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occasions, defer the payment of any or all of the annual consulting fee payable under Section 2(a) above by delivering written notice of such deferral to the Consultants. Such notice shall indicate the aggregate amount to be so deferred and whether the monthly installments shall be deferred in whole or in part. The Company may, with the consent of Wellspring and provided that such change affects the Consultants in the Relevant Proportion, modify, alter, extend or terminate any notice previously delivered pursuant to this Section 2(d). No such deferral shall in any way effect the accrual of any consulting fees pursuant to
Section 2(a) above. The Company may, subject to Sections 2(b) and (c) above, pay such deferred fees, without interest, pro rata to the Consultants and, if applicable, their written designees, pursuant to the Relevant Proportion at such time or times as the Company, with the consent of Wellspring, may determine.

         3. Closing Fees and Expenses. The Company shall also pay on the date hereof to the Consultants, and/or to such other persons or entities as each of the Consultants shall designate in writing with respect to its allocable portion, an aggregate closing fee equal to $2,466,667. The Closing Fee shall be allocated 67.5% to Wellspring and 32.5% to Knightsbridge. In addition, the Company shall pay all expenses as determined jointly by the Consultants in their sole discretion, plus fees and expenses payable to the senior and subordinated lenders pursuant to the Credit Agreement and the Purchase Agreement, respectively.

         4. Other Fees. The parties hereto agree that any other consulting or similar fees ("ADDITIONAL FEES") paid by the Company to the Consultants during the term of this letter agreement shall be allocated 65% to Wellspring and 35% to Knightsbridge; provided, however, that the Company shall pay all or part of each Consultant's allocable portion of such Additional Fees to such other persons or entities, if any, and in such amounts, as each of the Consultants shall designate in writing with respect to its allocable portion.

         5. Required Participation. Notwithstanding any other provision hereof, Knightsbridge shall be entitled to receive the fees described in Sections 2(a) and 4 hereof only if, and for so long as, (i) it owns 100% of that certain warrant, dated the date hereof, to purchase 113,773 shares of Common Stock of ACMI Holdings, Inc. ("ACMI"), or all of the shares of Common Stock underlying such warrant, (ii) it owns 100% of that certain warrant, dated the date hereof, to purchase 164,044 shares of Common Stock of ACMI, or all of the Available Shares (as defined therein) underlying such warrant and (iii) it maintains a representative on the Board of Directors of ACMI; provided, however, that if Knightsbridge fails to maintain a representative on the Board of Directors of ACMI solely because one of the parties (other than Knightsbridge) to the Stockholders Agreement of ACMI, as amended, has breached the provisions of
Section 10(a) thereof, then Knightsbridge shall not be required to maintain such a representative in order to be entitled to receive the fees described in Sections 2(a) and 4 hereof.

         6. Expense Reimbursements. In addition to the fees payable pursuant to paragraph 2 and 3 above, the Company shall reimburse each Consultant for all reasonable out-of-pocket costs and expenses incurred by each such Consultant directly in connection with the performance of its services hereunder.


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         7. Term and Termination.

                  (a) This letter agreement shall continue until the fifth anniversary of the date hereof; provided, however, that, at the end of the five-year term this letter agreement shall renew for additional one-year periods unless the Company, on the one hand, or both Consultants, on the other hand, shall provide written notice of termination to the other party or parties hereto no later than 30 days prior to the next expiration date.

                  (b) Either of the Consultants may terminate this letter agreement with respect to itself by giving the other parties hereto 5 days prior written notice. The Company shall have no right to terminate this letter agreement unless a Consultant shall have committed gross negligence or willful misconduct in the performance of its duties hereunder, and then only with respect to such Consultant. In the event of a dispute with respect to the foregoing, the prevailing party in such dispute shall be entitled to recover its reasonable legal fees and expenses in connection therewith. In the event that this letter agreement is terminated by or with respect to only one Consultant, it shall remain in full force and effect between the other Consultant and the Company.

                  (c) Notwithstanding the foregoing, this letter agreement shall terminate upon the closing of the earlier to occur of (i) an underwritten public offering of the common stock of the Company or ACMI and (ii) the sale of all or substantially all of either the capital stock or business and assets of the Company or ACMI.

                  (d) Notwithstanding any other provision hereof, in the event that this letter agreement is terminated for any reason, the obligations of the Company to pay all fees accrued hereunder and to reimburse all out-of-pocket costs and expenses incurred in connection herewith and as contemplated hereby prior to termination shall survive such termination.

         8. Limitation on Assignment. None of the parties hereto may assign its rights or obligations under this Agreement without the express written consent of the other parties hereto except that each Consultant shall be permitted to assign its rights and duties hereunder to any entity controlled by, under common control with, or controlling, such Consultant.

         9. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify each Consultant and its respective agents, officers, shareholders, employees, members, representatives, and all others acting on its behalf (collectively with each Consultant, the "INDEMNIFIED PARTIES"), against any and all liabilities, costs, expenses (including reasonable legal fees and expenses), settlements, judgments and losses (collectively, "DAMAGES"), resulting from, in connection with or arising out of any actual or threatened claim, action, demand, dispute or proceeding of whatever kind and nature that may be asserted against an Indemnified Party in any way arising from the activities of any Consultant pursuant to this letter agreement to the same extent as if such Indemnified Party were an officer of the Company under Delaware law, and all of such Damages shall be advanced to each Indemnified Party to the fullest extent permitted an officer of the Company under and subject to repayment in accordance with Delaware law. In addition, the personal liability of each Indemnified Party is hereby eliminated or limited to the fullest extent permitted by paragraph 7 of subsection (b) of Section 102 of the


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Delaware General Corporation Law, as the same may be amended from time to time, or pursuant to any successor provision, to the same extent as if such Indemnified Party were an officer of the Company under Delaware law.

         10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

         11. Relationship. Nothing herein contained shall be deemed to have created, or be construed as having created, any joint venture or partnership relationship between the Company and the Consultants. The Consultants are independent contractors with respect to the services to be provided hereunder, and neither the Company nor any of its managers, members, agents or employees shall be deemed to be agents or employees of either Consultant in the performance of services or other work hereunder.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses set forth above.

         13. Entire Agreement. This letter agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements between the parties hereto with respect to the subject matter hereof.

         14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement. If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. Any holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

         15. Signature in Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         Please signify your approval of this agreement by signing in the space provided below.

                                        Very truly yours,

                                        WELLSPRING CAPITAL MANAGEMENT, LLC


                                        By:  /s/ William F. Dawson
                                            -----------------------------------
                                            Name: William F. Dawson
                                            Title: Partner

                                        KNIGHTSBRIDGE HOLDINGS, LLC D/B/A
                                        KRYSIAK NAVAB & CO.


                                        By: /s/ Pericles Navab
                                            -----------------------------------
                                            Name: Pericles Navab
                                            Title: Manager



Agreed:

AMERICAN COIN MERCHANDISING, INC.

By: /s/ Randall J. Fagundo
   ------------------------------
   Name: Randall J. Fagundo
   Title: President and CEO




                   [SERVICES AND FEE AGREEMENT SIGNATURE PAGE]